Exhibit 10.1

[Execution]

AMENDMENT NO. 2 AND CONSENT TO CREDIT AGREEMENT

This AMENDMENT NO. 2 AND CONSENT TO CREDIT AGREEMENT (this “Amendment”), dated as of July 29, 2005, is entered into by and among WINN-DIXIE STORES, INC., Debtor and Debtor-in-Possession, a Florida corporation (“Winn-Dixie”), WINN-DIXIE MONTGOMERY, INC., Debtor and Debtor-in-Possession, a Florida corporation (“W-D Montgomery”), WINN-DIXIE PROCUREMENT, INC., Debtor and Debtor-in-Possession, a Florida corporation (“W-D Procurement”), WINN-DIXIE RALEIGH, INC., Debtor and Debtor-in-Possession, a Florida corporation (“W-D Raleigh”), WINN-DIXIE SUPERMARKETS, INC., Debtor and Debtor-in-Possession, a Florida corporation (“W-D Supermarkets”), DIXIE STORES, INC., Debtor and Debtor-in-Possession, a New York corporation (“Dixie Stores” and together with Winn-Dixie, W-D Montgomery, W-D Procurement, W-D Raleigh and W-D Supermarkets, each a “Borrower” and, collectively, “Borrowers”), the various financial institutions and other Persons from time to time parties to the Credit Agreement (“Lenders”), WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent and collateral monitoring agent for the Lenders (in such capacities, “Agent”), GENERAL ELECTRIC CAPITAL CORPORATION and THE CIT GROUP/BUSINESS CREDIT, INC., as syndication agents for the Lenders (in such capacities, “Syndication Agents”), and BANK OF AMERICA, NA, MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES, INC., GMAC COMMERCIAL FINANCE LLC and WELLS FARGO FOOTHILL, LLC, as documentation agents for the Lenders (in such capacities, “Documentation Agents”).

W I T N E S S E T H:

WHEREAS, Agent and Lenders have entered into financing arrangements with Borrowers and Guarantors pursuant to which Agent and Lenders may, upon certain terms and conditions, make loans and advances and provide other financial accommodations to Borrowers as set forth in Credit Agreement, dated February 23, 2005, as amended by Amendment No. 1 to Credit Agreement, dated March 31, 2005, among Agent, Syndication Agents, Documentation Agents, Lenders, Wachovia Capital Markets, LLC, as sole lead arranger and sole bookrunner, and Borrowers (as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”) and the other agreements, documents and instruments referred to therein or any time executed and/or delivered in connection therewith or related thereto, including this Amendment (all of the foregoing, together with the Credit Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Loan Documents”);

WHEREAS, Borrowers have requested that the Agent and the Required Lenders make certain amendments to the Credit Agreement, and the Agent and Required Lenders are willing to agree to such amendments, subject to the terms and conditions contained herein; and

WHEREAS, the parties hereto desire to enter into this Amendment to evidence and effectuate such amendments, subject to the terms and conditions and to the extent set forth herein;

NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Additional Definitions. As used herein, in the Credit Agreement or in any of the other Loan Documents, the following terms shall have the meanings given to them below, and the Credit Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, the following definitions in their proper alphabetical order:

(i) “Amendment No. 2” means Amendment No. 2 to Credit Agreement, dated as of July 29, 2005, among Agent, Lenders and Borrowers, as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii) “GOB Agency Agreement” means the Agency Agreement, dated as of June 30, 2005, between Winn-Dixie and a joint venture composed of Hilco Merchant Resources, LLC and Gordon Brothers Retail Partners, LLC.

(iii) “GOB Sale Documents” means the GOB Sale Order, the GOB Agency Agreement, and the other agreements, documents and instruments to be executed and/or delivered by any Borrower or Guarantor in connection therewith or related thereto and all exhibits and schedules thereto, as the same now exist and may hereafter be amended, modified or supplemented.

(iv) “GOB Sale Order” means the Order (A) Authorizing the Debtors to Retain Liquidating Agent and Approving Agency Agreement, (B) Authorizing the Debtors to Sell Merchandise Free and Clear of Liens through Store Closing Sales in Accordance with the Attached Guidelines and (C) Granting Related Relief, which was entered by the Bankruptcy Court on or about July 27, 2005.

(v) “Pharmacy Scripts Sale Documents” means the Pharmacy Scripts Sale Order, and the agreements, documents and instruments to be executed and/or delivered by any Borrower or Guarantor in connection therewith or related thereto and all exhibits and schedules thereto, as the same now exist and may hereafter be amended, modified or supplemented.

(vi) “Pharmacy Scripts Sale Order” means collectively, those Orders (A) Authorizing the Sale of Pharmaceutical Prescriptions and Inventory Free and Clear of Liens, Claims and Interests and (B) Granting Related Relief, which were entered by the Bankruptcy Court on or about July 28, 2005.

(vii) “Reclamation Claim Documents” means the Reclamation Claim Order, the Reclamation Claim Stipulation and the other agreements, documents and instruments to be executed and/or delivered by any Borrower or Guarantor in connection therewith or related thereto and all exhibits and schedules thereto, as the same now exist and may hereafter be amended, modified or supplemented.

(viii) “Reclamation Claim Stipulation” means the Stipulation Between Debtors and Certain Trade Vendors Regarding Reconciliation and Treatment of Trade Vendors’ Reclamation Claims and Establishing Post-Petition Trade Lien Program, dated July 29, 2005.

(ix) “Reclamation Claim Order” means the Order Approving Stipulation Between Debtors and Certain Trade Vendors Regarding Reconciliation and Treatment of Trade Vendors’ Reclamation Claims and Establishing Post-Petition Trade Lien Program, which was entered by the Bankruptcy Court on or about July 29, 2005.

(x) “Retail Store Sale Documents” means the Retail Store Sale Order and the other agreements, documents and instruments to be executed and/or delivered by any Borrower or Guarantor in connection therewith or related thereto and all exhibits and schedules thereto, as the same now exist and may hereafter be amended, modified or supplemented.

(xi) “Retail Store Sale Order” means collectively, those Orders (A) Authorizing the Sale of Assets Free and Clear of Liens, Claims and Interests and Exempt from Taxes, (B) Authorizing the Assumption and Assignment of Leases and Contracts and (C) Granting Related Relief, which were entered by the Bankruptcy Court on or about July 27 and July 28, 2005.

(b) Amendments to Definitions.

(i) Bankruptcy Court. The definition of “Bankruptcy Court” set forth in the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

  “ ‘Bankruptcy Court’ means the United States Bankruptcy Court for the Middle District of Florida, Jacksonville Division.”

(ii) Chapter 11 Cases. The definition of “Chapter 11 Cases” set forth in the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“ ‘Chapter 11 Cases’ means the Chapter 11 cases of Borrowers and Guarantors referred to as In re Winn-Dixie Stores, Inc., et al., Chapter 11 Case No. 05-03817-3F1, currently pending in the Bankruptcy Court.”

(iii) Restructuring Plan. The definition of “Restructuring Plan” set forth in the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

  “ ‘Restructuring Plan’ means the strategic plan of Winn-Dixie dated May 31, 2005 as described in Schedule VI to the Credit Agreement, as supplemented by the GOB Sale Documents, the Pharmacy Scripts Sale Documents and the Retail Store Sale Documents.”

(c) Interpretation. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

2. Consent to Reclamation Claim Stipulation. Notwithstanding anything to the contrary contained in the Credit Agreement or any of the other Loan Documents and subject to the terms and conditions set forth herein, the Agent and the Required Lenders hereby consent to the execution and delivery by the Borrowers of the Reclamation Claim Stipulation, so long as the conditions precedent set forth below are satisfied as determined by the Agent.

3. Liens. Section 7.2.3 of the Credit Agreement is hereby amended by (a) deleting “and” at the end of clause (p) of such Section and (b) inserting the following immediately prior to the period at the end of such Section:

  “; and (r) the Liens of Participating Vendors (as defined in the Reclamation Claim Stipulation) upon the Collateral to the extent permitted by the Reclamation Claim Order; provided, that,

(i) such Liens shall be junior and subordinate in all respects to the Liens, claims and other rights of the Agent and the Lenders granted pursuant to this Agreement, the other Loan Documents, the Final Financing Order, any other order of the Bankruptcy Court or otherwise;

(ii) prior to the Termination Date, neither any agent for the holders of such Liens nor any Participating Vendor in respect to any claim secured by such Liens shall be permitted or have any right to: (A) exercise any rights or remedies with respect to the Collateral, whether arising under the Reclamation Claim Documents or otherwise, including any right to vote in the Chapter 11 Cases with respect to any interest in the Collateral, or any right to foreclose or otherwise move or take action against the Collateral; (B) seek any adequate protection or relief from the automatic stay of the Bankruptcy Code or any other stay in the Chapter 11 Cases with respect to any portion of the Collateral; or (C) direct the Agent, any Lender or any holder of any of the Obligations (or any representative thereof) with respect to any matters in connection with the foregoing;

(iii) prior to the Termination Date, neither any agent for the holders of such Liens nor any Participating Vendor solely in respect of its capacity as a holder of such Liens shall be permitted or have any right to: (A) object to the use of cash collateral with respect to the Collateral in the Chapter 11 Cases; (B) object to the Agent or the Lenders seeking any adequate protection or relief from the automatic stay with respect to the Collateral; (C) object to the sale or other disposition of any assets or properties of the Borrowers or Guarantors, including without limitation any of the Collateral; (D) take any action or vote in any way so as to directly or indirectly challenge or contest (1) the validity or the enforceability of any of the Loan Documents or any Liens granted to the Agent, (2) the rights and duties of the Agent or any Lender established in the Loan Documents, or (3) the validity or enforceability of the Reclamation Claim Stipulation or Reclamation Claim Order; (E) seek, or acquiesce in any request, to dismiss the Chapter 11 Cases or to convert the Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code; (F) seek, or acquiesce in any request for, the appointment of a trustee or examiner with expanded powers for any Borrower or Guarantor; (G) propose, vote in favor of or otherwise approve a plan of reorganization or plan of arrangement or liquidation, or file any motion or pleading in support of any plan of reorganization or plan of arrangement or liquidation, unless it provides for the payment in full of the Obligations or unless the Agent and the Lenders have approved of the treatment of their claims with respect to the Obligations under such plan; (H) object to the treatment under a plan of reorganization of the claims of the Agent or any Lender with respect to the Obligations; (I) directly or indirectly oppose any relief requested or supported by the Agent or the Lenders, including any sale or other disposition of property free and clear of the liens and security interests of the holders of such Liens under Section 363(f) of the Bankruptcy Code or any other similar provision of applicable law; or (J) direct the Agent, any Lender or any holder of any of the Obligations (or any representative thereof) with respect to any matters in connection with the foregoing; and

(iv) the extent, effectiveness, enforceability and validity of such Liens shall otherwise be subject to the terms and conditions of the Reclamation Claim Stipulation and the Reclamation Claim Order”.

4. Permitted Dispositions.

(a) Section 7.2.11(b)(i) of the Credit Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

“(i) the aggregate fair market value, as well as the aggregate book value, of all such asset sales do not exceed $25,000,000 in any Fiscal Year and $75,000,000 in the aggregate for the term of this Agreement; provided, that:

(A) (1) if any single asset sold for less than $1,000,000, then such asset shall not be treated as usage of either the $25,000,000 or $75,000,000 baskets contained in this clause (b)(i) unless such asset is sold as part of a group of assets in a single transaction or a series of related transactions for an amount in excess of $5,000,000 in the aggregate, in which case the entire amount shall be treated as usage of the $25,000,000 and $75,000,000 baskets contained in this clause (b)(i); and (2) if any single asset is sold for $1,000,000 or more, then the entire amount shall be treated as usage of the $25,000,000 and $75,000,000 baskets contained in this clause (b)(i);

(B) assets sold in connection with Dispositions or facility closings as part of the Restructuring Plan shall not be treated as usage of either the $25,000,000 or $75,000,000 baskets contained in this clause (b)(i); and

(C) Dispositions of assets that are not Borrowing Base Assets listed in Item 7.2.11(b)(i) of the Disclosure Schedule up to an aggregate net book value amount not to exceed $65,000,000 shall not be treated as usage of either the $25,000,000 or $75,000,000 baskets contained in this clause (b)(i);”

(b) Section 7.2.11(b)(iii) of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(iii) any Net Disposition Proceeds shall be applied pursuant to clause (b)(ii) of Section 3.1.1 to the extent required by the terms thereof; provided, that, (A) any Net Disposition Proceeds relating to Dispositions of Inventory made pursuant to the GOB Sale Documents shall be promptly remitted to a Majority Account and (B) upon the receipt by any Borrower or any of its Subsidiaries of any Net Disposition Proceeds relating to any other Dispositions made pursuant to the Restructuring Plan, the Borrowers shall make a payment in respect of the Revolving Loans or the Swing Line Loans (or both) in an aggregate amount equal to the amount of such Net Disposition Proceeds;”

5. Schedules to Credit Agreement

(a) Percentages; LIBO Offices; Domestic Offices. Schedule II to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule II to this Amendment.

(b) Restructuring Plan. Schedule VI to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule VI to this Amendment.

6. Conditions Precedent to Amendment. The provisions contained herein shall be effective as of the date hereof, but only upon the satisfaction of each of the following conditions precedent, in a manner satisfactory to Agent:

(a) The Agent shall have received an original of this Amendment, duly authorized, executed and delivered by each Borrower and each Lender;

(b) The Agent shall have received true, correct and complete copies of all of the Reclamation Claim Documents, the GOB Sale Documents, the Retail Store Sale Documents and the Pharmacy Scripts Sale Documents, each of which shall be in form and substance satisfactory to the Agent in its discretion;

(c) The Borrowers and the Guarantors shall have complied in full with the notice and all other requirements as provided for under the GOB Sale Order, the Retail Store Sale Order, the Pharmacy Scripts Sale Order and the Reclamation Claim Order;

(d) The GOB Sale Order, the Retail Store Sale Order, the Pharmacy Scripts Sale Order and the Reclamation Claim Order (i) shall have been entered by the Bankruptcy Court, (ii) shall be in full force and effect and (iii) shall not have been reversed, stayed, modified or amended without the express written consent of the Agent;

(e) Except as otherwise consented to by the Agent at any time, no application or motion shall have been made to the Bankruptcy Court for any stay, modification or amendment of any of the GOB Sale Order, the Retail Store Sale Order, the Pharmacy Scripts Sale Order or the Reclamation Claim Order and no stay or motion for a stay with respect to same shall have been entered or made;

(f) Agent shall have received, in form and substance satisfactory to Agent, all consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in order to effectuate the provisions or purposes of this Amendment; and

(g) as of the date of this Amendment and after giving effect hereto, no Default or Event of Default shall have occurred and be continuing.

7. Additional Representations, Warranties and Covenants. Each Borrower, jointly and severally, represents, warrants and covenants with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Loan Documents, being a continuing condition of the making of Loans by Lenders to Borrowers:

(a) Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change the terms of any of the Reclamation Claim Documents, the GOB Sale Documents, the Retail Store Sale Documents and the Pharmacy Scripts Sale Documents, or enter into any Reclamation Claim Documents, GOB Sale Documents, Retail Store Sale Documents or Pharmacy Scripts Sale Documents not in effect as of the date hereof without in each case the prior written consent of the Agent;

(b) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with the Reclamation Claim Documents, the GOB Sale Documents, the Retail Store Sale Documents and the Pharmacy Scripts Sale Documents either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

(c) this Amendment and the other agreements, documents and instruments to be executed and/or delivered by any Borrower in connection herewith or related hereto (together with this Amendment, collectively, the “Amendment Documents”) have been duly authorized, executed and delivered by all necessary action on the part of each Borrower which is a party hereto and thereto and, if necessary, its stockholders and the agreements and obligations of Borrowers contained herein and therein constitute legal, valid and binding obligations of each Borrower enforceable against such Borrower in accordance with their respective terms;

(d) neither the execution and delivery of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof (i) does or shall conflict with or result in the breach of, or constitute a default in any respect under, any mortgage, deed of trust, security agreement, agreement or instrument to which any Borrower is a party or may be bound, or (ii) shall violate any provision of the Certificate of Incorporation or By-Laws of any Borrower; and

(e) as of the date of this Amendment, no Default or Event of Default exists or has occurred.

8. Effect of this Amendment; Entire Agreement. Except as modified pursuant hereto, no other changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. This Amendment represent the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. To the extent of conflict between the terms of this Amendment and the other Loan Documents, the terms of this Amendment shall control. The Credit Agreement and this Amendment shall be read and construed as one agreement.

9. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Amendment.

10. Governing Law. This Amendment will be deemed to be a contract made under and governed by the laws of the State of New York (including for such purpose sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York) but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York and the Bankruptcy Code.

11. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

12. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

13. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. This Amendment may be executed and delivered by telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWERS:

WINN-DIXIE STORES, INC., Debtor and Debtor-in-Possession, as the Administrative Borrower and a Borrower

By:
Title:

WINN-DIXIE SUPERMARKETS, INC., Debtor and Debtor-in-Possession, as a Borrower

By:
Title:

WINN-DIXIE MONTGOMERY, INC., Debtor and Debtor-in-Possession, as a Borrower

By:
Title:

WINN-DIXIE PROCUREMENT, INC., Debtor and Debtor-in-Possession, as a Borrower

By:
Title:

WINN-DIXIE RALEIGH, INC., Debtor and Debtor-in-Possession, as a Borrower

By:
Title:

DIXIE STORES, INC., Debtor and Debtor-in-Possession, as a Borrower

By:
Title:

AGENTS AND LENDERS:

WACHOVIA BANK, NATIONAL ASSOCIATION, as the Administrative Agent, the Collateral Monitoring Agent, the Issuer, a Lender and the Swing Line Lender

By:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION, as a Syndication Agent and a Lender

By:
Title:

THE CIT GROUP/BUSINESS CREDIT, INC., as a Syndication Agent and a Lender

By:
Title:

BANK OF AMERICA, NA, as a Documentation Agent and a Lender

By:
Title:

MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES, INC., as a Documentation Agent and a Lender

By:
Title:

GMAC COMMERCIAL FINANCE LLC, as a Documentation Agent and a Lender

By:
Title:

WELLS FARGO FOOTHILL, LLC, as a Documentation Agent and a Lender

By:
Title:

LASALLE RETAIL FINANCE, A DIVISION OF LASALLE BUSINESS CREDIT, INC., AS AGENT FOR STANDARD FEDERAL BANK, as a Lender

By:
Title:

WESTERNBANK PUERTO RICO, as a Lender

By:
Title:

NATIONAL CITY BUSINESS CREDIT, INC., as a Lender

By:
Title:

UBS AG, STAMFORD BRANCH, as a Lender

By:
Title:

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:
Title:

STATE OF CALIFORNIA PUBLIC EMPLOYEES’ RETIREMENT SYSTEM, as a Lender

By:
Title:

AMSOUTH BANK, as a Lender

By:
Title:

WEBSTER BUSINESS CREDIT CORP., as a Lender

By:
Title:

ISRAEL DISCOUNT BANK OF NEW YORK, as a Lender

By:
Title:

By:
Title:

HAMPTON FUNDING LLC, as a Lender

By:
Title:

RZB FINANCE LLC, as a Lender

By:
Title:

By:
Title:

SOVEREIGN BANK, as a Lender

By:
Title:

ERSTE BANK, as a Lender

By:
Title:

By:
Title:

AZURE FUNDING, as a Lender

By:
Title:

SENIOR DEBT PORTFOLIO, as a Lender

By:
Title:

GRAYSON & CO., as a Lender

By:
Title:

EATON VANCE INSTITUTIONAL SENIOR LOAN FUND, as a Lender

By:
Title:

SCHEDULE II

TO

CREDIT AGREEMENT

Percentages; LIBO Office; Domestic Office

Lender	Percentage	LIBO Office	Domestic Office
Wachovia Bank, National Association	9.373	On file with Agent	On file with Agent
General Electric Capital Corporation	8.750	On file with Agent	On file with Agent
The CIT Group/Business Credit, Inc.	8.750	On file with Agent	On file with Agent
Bank of America, NA	7.813	On file with Agent	On file with Agent
Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services, Inc.	7.188	On file with Agent	On file with Agent
GMAC Commercial Finance LLC	7.812	On file with Agent	On file with Agent
Wells Fargo Foothill, LLC	7.187	On file with Agent	On file with Agent
LaSalle Retail Finance, a division of LaSalle Business Credit, Inc., as agent for Standard Federal Bank	5.000	On file with Agent	On file with Agent
Westernbank Puerto Rico	4.063	On file with Agent	On file with Agent
National City Business Credit, Inc.	3.750	On file with Agent	On file with Agent
UBS AG, Stamford Branch	3.750	On file with Agent	On file with Agent
PNC Bank, National Association	3.750	On file with Agent	On file with Agent
State Of California Public Employees’ Retirement System	3.438	On file with Agent	On file with Agent
AmSouth Bank	2.500	On file with Agent	On file with Agent
Webster Business Credit Corp.	1.875	On file with Agent	On file with Agent
Israel Discount Bank of New York	1.875	On file with Agent	On file with Agent
Hampton Funding LLC	1.563	On file with Agent	On file with Agent
RZB Finance LLC	1.250	On file with Agent	On file with Agent
Sovereign Bank	1.563	On file with Agent	On file with Agent
Erste Bank	1.250	On file with Agent	On file with Agent
AZURE Funding	2.500	On file with Agent	On file with Agent
Eaton Vance-Senior Debt Portfolio	1.625	On file with Agent	On file with Agent
Eaton Vance-Grayson & Co.	2.875	On file with Agent	On file with Agent
Eaton Vance Institutional Senior Loan Fund	.500	On file with Agent	On file with Agent
TOTAL:	100

SCHEDULE VI

TO

CREDIT AGREEMENT

Restructuring Plan

The Restructuring Plan includes the sale and/or closure of approximately 329 retail stores leased by Borrowers and/or Guarantors which are located in noncore areas or are unprofitable, including the sale of approximately 79 retail stores as going concerns, the closure of the remaining retail stores not sold as going concerns, the sale and/or closure of certain manufacturing facilities and certain distribution centers, and the liquidation of the Inventory, Pharmacy Scripts, furniture, fixtures, equipment, Leasehold Properties and other assets of the Borrowers and Guarantors from the closed retail stores and manufacturing facilities not sold as going concerns.